Exhibit 10.3

AMENDED EMPLOYMENT AGREEMENT

This Amended Employment Agreement (“Amendment”) is made eﬀective as of April 30, 2024, by and between Longstar HealthPro Inc. (“Company”) and Chiwen Wang (“Employee”).

WHEREAS, the Company and the Employee entered into an Oﬀer Leter dated May 15, 2023 (the “Original Agreement”);

WHEREAS, the Original Agreement included provisions for a sign-up stock compensation bonus involving the grant of 10,000 shares of the Company’s common stock, with a vesting schedule and conditions outlined in a separate agreement dated May 20, 2023 (the “Vesting Agreement”);

WHEREAS, the Employee has requested to amend the terms of the Original Agreement and Vesting Agreement to replace the stock compensation bonus with a one-time cash bonus;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties agree to amend the Original Agreement as follows:

1.	One-Time Bonus:

●	The Company agrees to pay the Employee a one-time cash bonus of $10,000, payable within 30 days of the eﬀective date of this Amendment.

●	This one-time bonus replaces the previously agreed upon stock compensation bonus of 10,000 shares of the Company’s common stock, as described in the Original Agreement and Vesting Agreement.

2.	Termination of Stock Compensation Agreement:

●	The Vesting Agreement dated May 20, 2023, is hereby terminated in its entirety and shall be of no further force or eﬀect.

●	The Employee acknowledges that by accepting the one-time cash bonus, they waive any and all rights to the previously agreed upon stock compensation.

3.	Continued Employment:

●	All other terms and conditions of the Original Agreement not amended herein shall remain in full force and effect.

●	The Employee’s at-will employment status, as outlined in the Original Agreement, remains unchanged.

4.	Governing Law:

●	This Amendment shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Amended Employment Agreement as of the date ﬁrst writen above.

Longstar HealthPro Inc.		Chiwen Wang

By:	/s/ Sara Zhang	By:	/s/ Chiwen Wang
	Sara Zhang		Chiwen Wang
	HR/Oﬃce Manager		CFO
	Date: April 30, 2024		Date: April 30, 2024